Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Equity Incentive Plan of Speedcom Wireless Corporation, of our report dated March 27, 2000, with respect to the 1999 financial statements of Speedcom Wireless International Corporation (predecessor of Registrant) included in the Registration Statement (Form S-4 No. 333-43098) of LTI Holdings, Inc. filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP

Tampa, Florida
November 13, 2000